UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 15, 2015

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 357-2333

Ruthigen, Inc.

2455 Bennett Valley Road, Suite C116

Santa Rosa, CA 95404

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 15, 2015, pursuant to the previously announced Agreement and Plan of Merger, dated March 13, 2015 (the “Merger Agreement”), by and among Pulmatrix, Inc., a Delaware corporation previously known as Ruthigen, Inc. (the “Company”), Ruthigen Merger Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Pulmatrix Operating Company, a Delaware corporation previously known as Pulmatrix Inc. (“Pulmatrix Operating”), Merger Sub was merged with and into Pulmatrix Operating, with Pulmatrix Operating continuing after the merger as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”). At the effective time of the Merger, without any action on the part of any stockholder, each issued and outstanding share of Pulmatrix Operating’s common stock, par value $0.01 per share (the “Pulmatrix Operating Common Stock”), including shares underlying Pulmatrix Operating’s outstanding equity awards and warrants, was converted into the right to receive 0.148187124066461 shares (the “Exchange Ratio”) of the Company’s common stock, par value $0.0001 per share (the “Company Common Stock”). Immediately following the effective time of the Merger, the Company effected a 1-for-2.5 reverse stock split of the issued and outstanding Company Common Stock (the “Reverse Stock Split”). As a result of the Merger, former Pulmatrix Inc. equity holders own approximately 81.7% of the Company’s outstanding shares of Company Common Stock, and former Ruthigen, Inc. equity holders, including those who purchased shares of the Company in a private placement that the Company closed prior to the Merger, own approximately 18.3% of the Company’s outstanding shares of Company Common Stock, in each case excluding shares of Company Common Stock held in escrow to secure indemnification obligations under the Merger Agreement.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2015 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Bridge Loan

On February 26, 2015, certain lenders made bridge loans to Pulmatrix Operating in the original principal amount of $4.5 million (the “Bridge Loan”) pursuant to a loan and security agreement, dated as of February 26, 2015 (the “Loan and Security Agreement”). Under the terms of the Loan and Security Agreement, interest accrued at the rate of 5% per annum on the Bridge Loan, and the maturity date was the earlier of February 26, 2016 and the date that an event of default had occurred and was continuing under the terms of the Loan and Security Agreement. The obligations of Pulmatrix Operating under the Loan and Security Agreement were secured by a first priority security interest and lien on all of the assets of Pulmatrix Operating that ranked senior to all existing and future classes of Pulmatrix Operating’s debt.

At the effective time of the Merger, Pulmatrix Operating’s obligations under the Bridge Loan were assumed by the Company, and immediately after the effective time of the Merger, the Bridge Loan was converted, pursuant to its terms, into an aggregate of approximately 6.9 million pre-Reverse Stock Split shares (approximately 2.8 million post-Reverse Stock Split shares) of Company Common Stock. Following the conversion, the Company’s obligation to repay the Bridge Loan was satisfied. The conversion of the Bridge Loan into shares of Company Common Stock was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption provided by Section 3(a)(9) thereof.

The foregoing description of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Security Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

Company Private Placement

Pursuant to a series of subscription agreements between the Company and certain investors (the “Company Subscription Agreements”), the Company sold 948,464 pre-Reverse Stock Split shares (approximately 379,400 post-Reverse Stock Split shares) of Company Common Stock at a price of $2.75 per share in a private placement for aggregate gross proceeds of approximately $2.6 million (the “Company Private Placement”) that closed on June 15, 2015 following the effective time of the Merger. The Company Private Placement was conditioned upon the closing of the Merger and occurred following the Merger and the transactions contemplated thereby, including the conversion of the Bridge Loans. Dawson James Securities, Inc. (“Dawson”) served as placement agent in connection with the Company Private Placement. The issuance of shares of Company Common Stock in the Company Private Placement was exempt from the registration requirements of the Securities Act pursuant to an exemption provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder as a transaction by an issuer not involving a public offering.

Pulmatrix Operating Private Placement

Immediately prior to the effective time of the Merger, pursuant to a securities purchase agreement between Pulmatrix Operating and certain existing investors of Pulmatrix Operating, dated March 13, 2015 (the “Pulmatrix Operating Securities Purchase Agreement”), Pulmatrix Operating sold such investors 24,538,999 units, with each unit consisting of (i) one share of Pulmatrix Operating Common Stock and (ii) a warrant representing the right to purchase 2.193140519 shares of Pulmatrix Operating Common Stock at an exercise price of $0.448266 per share, for aggregate gross proceeds of $10,000,000 (the “Pulmatrix Operating Private Placement”). At the effective time of the Merger, the Pulmatrix Operating Common Stock underlying the units was exchanged for an aggregate of 3,636,364 pre-Reverse Stock Split shares (approximately 1,454,546 post-Reverse Stock Split shares) of Company Common Stock, and the warrants underlying the units were converted into warrants representing the right to purchase an aggregate of 7,975,000 pre-Reverse Stock Split shares (approximately 3,190,000 post-Reverse Stock Split shares) of Company Common Stock at an exercise price of $3.025 per share on a pre-Reverse Stock Split basis (an exercise price of approximately $7.563 per share on a post-Reverse Stock Split basis). The securities issued to the investors in the Pulmatrix Operating Private Placement and the exchange of such securities in the Merger was exempt from the registration requirements of the Securities Act pursuant to an exemption provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder as a transaction by an issuer not involving a public offering.

Each warrant issued in the Pulmatrix Operating Private Placement has a five-year term and becomes exercisable at the earliest to occur of the date that (i) the Company enters into a strategic license agreement with a third party related to any of the Company’s products whereby the Company is guaranteed to receive consideration having a value of at least $20,000,000, (ii) the Company consummates a public or private offering of Company Common Stock or securities convertible into Company Common Stock that results in aggregate gross proceeds of at least $20,000,000 and the per share value of such consideration is equal to at least $4.00 per share on a pre-Reverse Stock Split basis ($10.00 per share on a post-Reverse Stock Split basis), subject to certain adjustments, (iii) for a period of sixty consecutive trading days, the volume weighted average price per share of Company Common Stock on the market where such common stock trades, as reported by Bloomberg, L.P. (“Bloomberg”), exceeds $5.00 on a pre-Reverse Stock Split basis ($12.50 on a post-Reverse Stock Split basis), subject to certain adjustments, and the average daily trading volume on such trading market, as reported by Bloomberg, exceeds 100,000 shares per trading day, subject to certain adjustments, or (iv) a change of control transaction occurs. The number of shares of Company Common Stock underlying each warrant and the exercise price per share of Company Common Stock are subject to adjustment in the case of standard dilutive events.

Each warrant provides that, following its initial exercise date, if (i) the volume weighted average price of Company Common Stock on the market where such common stock trades, as reported by Bloomberg, exceeds one hundred fifty percent (150%) of the exercise price of the warrant for thirty (30) consecutive trading days, (ii) the daily trading volume for Company Common Stock, as reported by Bloomberg, exceeds 200,000 shares per trading day, subject to certain adjustments, for thirty (30) consecutive trading days and (iii) there is an effective registration statement under the Securities Act covering the resale of the shares of Company Common Stock issuable upon the exercise of the warrant, then the Company shall cancel the unexercised portion of the warrant for consideration equal to $0.001 per share of Company Common Stock underlying the warrant.

The foregoing description of the Pulmatrix Operating Securities Purchase Agreement and the warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Pulmatrix Operating Securities Purchase Agreement and the Form of Warrant, which are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated by reference herein.

Bridge Loan Conversion

The information set forth under the heading “Bridge Loan” under Item 2.03 is incorporated by reference herein.

Palladium Advisory Agreement

On February 8, 2015, Pulmatrix Operating entered into an engagement agreement with Palladium Capital Advisors, LLC (“Palladium”), whereby Palladium agreed to (i) act as the non-exclusive placement agent for the Bridge Loan financing that occurred on February 26, 2015 and (ii) serve as Pulmatrix Operating’s non-exclusive advisor in connection with a merger. As consideration for Palladium’s services under the engagement agreement, Pulmatrix Operating paid Palladium 6% of the amount of the Bridge Loan financing, or approximately $270,000, and issued Palladium 3,978,806 shares of Pulmatrix Operating Common Stock on a pre-Merger basis, which, at the effective time of the Merger, was exchanged for 589,608 pre-Reverse Stock Split shares (235,844 post-Reverse Stock Split shares) of Company Common Stock. The issuance of the shares of Company Common Stock to Palladium was exempt from the registration requirements of the Securities Act pursuant to exemptions provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder as a transaction by an issuer not involving a public offering.

Consulting Agreements

Between March 10, 2015 and June 15, 2015, the Company entered into Consulting Agreements with Robert B. Prag, Robb Knie and Scott Wilfong whereby the Company agreed to issue 140,000, 50,000 and 60,000 pre-Reverse Stock Split shares (56,000, 20,000 and 24,000 post-Reverse Stock Split shares), respectively, of restricted Company Common Stock to Messrs. Prag, Knie and Wilfong following the consummation of the Merger as consideration for consulting services provided to the Company. The issuances of the shares of Company Common Stock to Messrs. Prag, Knie and Wilfong were exempt from the registration requirements of the Securities Act pursuant to an exemption provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder as transactions by an issuer not involving a public offering.

Dawson James Letter Agreement

At the effective time of the Merger, in connection with a Letter Agreement, dated March 3, 2015, between the Company and Dawson, the Company issued 340,000 pre-Reverse Stock Split shares (136,000 post-Reverse Stock Split shares) of Company Common Stock to Dawson as consideration for certain strategic services provided to the Company in connection with the Merger. The issuance of the shares of Company Common Stock to Dawson was exempt from the registration requirements of the Securities Act pursuant to an exemption provided by Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

Item 3.03.	Material Modification to Rights of Security Holders.

At the effective time of the Merger, the Company adopted a new specimen stock certificate that is attached as Exhibit 4.1 hereto and is incorporated by reference herein. The information in Items 2.01 and 5.03 relating to the Reverse Stock Split is incorporated by reference herein.

Item 5.01.	Changes in Control of Registrant.

The information required by this Item 5.01 is contained in Item 2.01 and is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointments

Pursuant to the terms of the Merger Agreement, the board of directors of the Company prior to the effective time of the Merger agreed to appoint Robert W. Clarke, Ph.D., Steven Gillis, Ph.D., Kurt C. Graves, Michael J. Higgins, David J. Maki, Terrance G. McGuire and Scott M. Rocklage, Ph.D. (the “New Directors”), who were members of Pulmatrix Operating’s board of directors immediately prior to the effective time of the Merger, to the Company’s board of directors (the “Board”) at the effective time of the Merger, to serve as a member of the class set forth opposite his name below:

Name:	Class:
Steven Gillis, Ph.D.	Class I

Terrance G. McGuire	Class I

Scott M. Rocklage, Ph.D.	Class I

Robert W. Clarke, Ph.D.	Class II

Kurt C. Graves	Class II

Michael J. Higgins	Class III

David J. Maki	Class III

In connection with the appointment of the New Directors, the Company previously adopted resolutions to increase the size of the Board from four directors to seven directors, to be effective at the effective time of the Merger. Additionally, in order to accommodate the appointment of the New Directors, each of Hojabr Alimi, Akihisa Akao, Richard Conley and Gregory French (the “Legacy Directors”) delivered a letter dated June 15, 2015 pursuant to which each Legacy Director resigned from the Board as of the effective time of the Merger. These letters did not contain any statements describing disagreements with the Company related to its operations, policies or practices, nor did any disagreements lead to the resignation of any of the Legacy Directors.

Immediately following the effective time of the Merger, the Board appointed Messrs. Higgins, Maki and McGuire as the members of the Audit Committee of the Board, Mr. Maki and Drs. Gillis and Rocklage as the members of the Compensation Committee of the Board and Messrs. Higgins and McGuire and Dr. Rocklage as the members of the Nominating and Governance Committee of the Board.

Information concerning related party transactions between Pulmatrix Operating, the predecessor company, and Drs. Gillis and Rocklage and Messrs. Maki and McGuire was previously reported in the Company’s Registration Statement on Form S-4 (File No. 333-203417) filed with the SEC on April 15, 2015, as amended.

Officer Appointments

Immediately following the effective time of the Merger, the Board appointed the following individuals to the office or offices set forth opposite his name below:

Name:	Office:
Robert W. Clarke, Ph.D.	President and Chief Executive Officer
David L. Hava, Ph.D.	Chief Scientific Officer

Dr. Clarke is serving as the Company’s principal executive officer and principal financial officer.

Dr. Clarke, 46, in addition to his roles as the Company’s President and Chief Executive Officer and a member of the Board, has served as the Chief Executive Officer and a member of the board of directors of Pulmatrix Operating since July 2012. Dr. Clarke joined Pulmatrix Operating in April 2004 as its first Ph.D. scientist and served as the Chief Scientific Officer of Pulmatrix Operating from May 2011 to September 2012, where he oversaw the research and development efforts focused on Pulmatrix Operating’s iCALM (inhaled Cationic Airway Lining Modulators) and iSPERSE (inhaled Small Particles Easily Respirable and Emitted) technologies. Prior to joining Pulmatrix Operating, Dr. Clarke served as an Associate Director of Life Sciences at Alkermes, Inc. focusing on the development of inhaled therapeutic products based on AIR (Advanced Inhalation Research) technology. Dr. Clarke holds a B.Sc. in Biomedical Engineering from Boston University and received his Ph.D. in Physiology from Johns Hopkins University. Dr. Clarke also completed post-doctoral training in Respiratory Biology at Brigham and Women’s Hospital and Harvard University. As a result of Dr. Clarke’s more than 20 years of experience in the healthcare industry and his focus on pulmonary drug delivery and the role of inhaled particles in respiratory biology and medicine, including co-authorship of over 80 chapters, papers, and abstracts, Pulmatrix Operating believes that Dr. Clarke is qualified to serve as a member of its Board.

Dr. Hava, 40, in addition to his role as the Company’s Chief Scientific Officer, has served as the Chief Scientific Officer of Pulmatrix Operating since July 2012. Dr. Hava leads the research and development of the iSPERSE dry powder delivery platform and directs and manages Pulmatrix Operating’s therapeutic strategy to identify and prioritize iSPERSE-based therapeutic candidates. Dr. Hava joined Pulmatrix Operating in 2006 as one of the first senior scientists and has been involved in the early stage research and development programs that identified and characterized several of the key aspects of Pulmatrix Operating’s technology. Dr. Hava received his Ph.D. in Molecular Biology and Microbiology at Tufts University and completed post-doctoral training in immunology and host-pathogen interactions at Harvard Medical School. Dr. Hava has co-authored over 20 papers and abstracts focused on pulmonary infectious disease, immunology and chronic lung diseases.

Employment Agreements

As previously disclosed, pursuant to the Merger Agreement, the Company entered into employment agreements with Hojabr Alimi and Sameer Harish (each, a “Legacy Executive,” and together, the “Legacy Executives”), which became effective as of the effective time of the Merger (each, individually, a “Legacy Employment Agreement” and, collectively, the “Legacy Employment Agreements”). Messrs. Alimi and Harish were formerly the Chief Executive Officer and Chief Financial Officer, respectively, of the Company and, pursuant to the Merger Agreement, resigned from such roles upon consummation of the Merger.

Each Legacy Employment Agreement sets forth the term of employment of the Legacy Executive, the Legacy Executive’s base salary and the terms of equity awards granted to the Legacy Executives in connection with their employment. In addition, the Legacy Employment Agreements contain customary provisions relating to confidentiality, non-solicitation and non-competition.

On June 15, 2015, in connection with the Merger, the Company entered into an employment agreement with each of Dr. Clarke (the “Clarke Employment Agreement”) and Dr. Hava (the “Hava Employment Agreement,” and together with the Clarke Employment Agreement, the “Executive Employment Agreements”).

Clarke Employment Agreement

The Clarke Employment Agreement provides for a continuous term and may be terminated by either party at any time, provided that if Dr. Clarke resigns he shall provide the Company with at least thirty (30) days’ prior written notice. Pursuant to this agreement, Dr. Clarke’s annual base salary is $385,000. In addition, Dr. Clarke is eligible to receive an annual discretionary bonus of up to forty percent (40%) of Dr. Clarke’s then-effective annual base salary, based upon achievement of individual and corporate performance objectives as determined by the Company’s board of directors or a committee thereof. Dr. Clarke will also serve as a member of the Company’s board of directors, subject to the necessary approvals, while he is employed pursuant to the Clarke Employment Agreement.

Dr. Clarke is entitled to participate in any employee benefit programs, plans and practices on the same terms as other salaried employees on a basis consistent with the participation of other senior executives. On the effective date of the Clarke Employment Agreement or as soon as practicable thereafter, Dr. Clarke will be granted a stock option to purchase 407,907 post-Reverse Stock Split shares of Company Common Stock such that Dr. Clarke will own or have rights to acquire shares of Company Common Stock representing an aggregate of four percent (4%) of the outstanding Company Common Stock as of the closing of the Merger calculated on a fully-diluted basis, with the exercise price being the fair market value on the date of grant (the “First Clarke Option”). The First Clarke Option is to be treated, to the maximum extent permissible, as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and is subject to and governed by the terms of the 2013 Plan (as defined below) and a stock option agreement. The stock option agreement for the First Clarke Option provides for a ten (10) year term and that (i) twenty-five percent (25%) of the option vested immediately upon grant and (ii) seventy-five percent (75%) of the option shall vest ratably over four years in equal installments on a monthly basis beginning on the last day of the next month after the date of grant, subject to Dr. Clarke’s continued employment. Dr. Clarke will be granted a second stock option to purchase 177,093 post-Reverse Stock Split shares of Company Common Stock representing an aggregate of one percent (1%) of the outstanding common stock of the Company as of the closing of the Merger calculated on a fully diluted basis, with the exercise price being the fair market value on the date of grant (the “Second Clarke Option”). The Second Clarke Option is to be treated, to the maximum extent permissible, as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and is subject to and governed by the terms of the 2013 Plan and a stock option agreement. The stock option agreement for the Second Clarke Option provides that if within eighteen (18) months following the closing of the Merger, the Company (i) enters into a transaction in which the Company shall receive net proceeds of at least $15,000,000 of guaranteed non-dilutive funding, or (ii) consummates an in-license of a post-investigational new drug clinical stage asset under terms approved by the Company’s board of directors, then the Second Clarke Option shall fully vest on the earlier to occur of the two milestones described in clauses (i) or (ii), subject to Dr. Clarke’s continued employment. The term of the option agreement for the Second Clarke Option will expire on the earlier of (i) eighteen (18) months following the Merger if neither of the above-referenced milestones has been achieved, or (ii) ten (10) years from the date of grant, except as otherwise provided in the stock option agreement or the 2013 Plan.

Under the Clarke Employment Agreement, Dr. Clarke is prohibited during the term of the agreement, subject to certain exceptions, from engaging in any other non-Company related business activities of any nature whatsoever (including board memberships) without Company’s prior written consent. Dr. Clarke has also agreed to execute and abide by the Company’s Confidentiality, Assignment of Inventions and Non-Competition Agreement.

Termination for Any Reason. Upon the termination of Dr. Clarke for any reason, Dr. Clarke will receive all earned but unpaid salary and any unpaid expense reimbursement accrued through the date of termination (the “Clarke Accrued Obligations”).

Termination by the Company Without Cause or by Dr. Clarke for Good Reason. If Dr. Clarke’s employment is terminated (i) by the Company without cause or (ii) by Dr. Clarke for good reason, then the Company must pay Dr. Clarke (i) the Clarke Accrued Obligations earned through the date of termination, (ii) twelve (12) months of continued salary at Dr. Clarke’s base salary at the time of his termination, (iii) a payment of a fifty percent (50%) of a pro rata portion of the bonus for the year in which the termination occurs, based on year-to-date performance as determined by the Company’s board of directors, or a committee thereof, in its sole discretion, and (iv) an amount equal to Dr. Clarke’s health insurance premium, paid directly or as a reimbursement to Dr. Clarke, for up to a maximum of 12 months. Payments described under clauses (i) – (iv) above are referred to herein as the “Clarke Severance.” All unvested equity awards held by Dr. Clarke that would have vested during the twenty-four (24) month period following the termination date will immediately vest in full and become exercisable following termination and any forfeiture restrictions will immediately lapse; provided, however, that the Second Clarke Option shall not accelerate in this circumstance unless either of the milestones resulting in vesting has been achieved. The Clarke Severance and acceleration of any unvested options is expressly conditioned on Dr. Clarke executing and delivering to the Company a release of claims.

Potential Payments upon Termination or Change in Control. Under the Clarke Employment Agreement, if Dr. Clarke’s employment is terminated (i) by the Company without cause or (ii) by Dr. Clarke for good reason within twelve (12) months following a change in control, and Dr. Clarke executes and delivers to the Company a release of claims, then Dr. Clarke shall receive (i) the Clarke Accrued Obligations earned through the date of termination, (ii) a lump-sum payment comprised of (a) an amount equal to twelve (12) months of Dr. Clarke’s base salary at the time of his termination, and (b) a pro rata portion of the target bonus for the year in which the termination occurs and (iii) an amount equal to Dr. Clarke’s health insurance premium, paid directly or as a reimbursement to Dr. Clarke, for up to a maximum of twelve (12) months. All unvested equity awards will immediately vest in full and become exercisable following termination and any forfeiture restrictions will immediately lapse.

Hava Employment Agreement

The Hava Employment Agreement provides for a continuous term and may be terminated by either party at any time, provided that if Dr. Hava resigns he shall provide the Company with at least thirty (30) days’ prior written notice. Pursuant to this agreement, Dr. Hava’s annual base salary is $285,000. In addition, Dr. Hava is eligible to receive an annual discretionary bonus of up to thirty percent (30%) of Dr. Hava’s then-effective annual base salary, based upon achievement of individual and corporate performance objectives as determined by the Company’s board of directors or a committee thereof.

Dr. Hava is entitled to participate in any employee benefit programs, plans and practices on the same terms as other salaried employees on a basis consistent with the participation of other senior executives. On the effective date of the Hava Employment Agreement or as soon as practicable thereafter, Dr. Hava will be granted a stock option to purchase 267,128 post-Reverse Stock Split shares of Company Common Stock such that Dr. Hava will own or have rights to acquire shares of Company Common Stock representing an aggregate of one and eighty-five hundredths percent (1.85%) of the outstanding Company Common Stock as of the closing of the Merger calculated on a fully-diluted basis, with the exercise price being the fair market value on the date of grant. The option is to be treated, to the maximum extent possible, as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and is subject to and governed by the terms of the 2013 Plan and a stock option agreement, which stock option agreement provides for a ten year term and that the option shall vest ratably over four (4) years in equal installments on a monthly basis beginning on the last day of the next month after the date of grant, subject to Dr. Hava’s continued employment.

Under the Hava Employment Agreement, Dr. Hava is prohibited during the term of the agreement, subject to certain exceptions, from engaging in any other non-Company related business activities of any nature whatsoever (including board memberships) without Company’s prior written consent. Dr. Hava has also agreed to execute and abide by the Company’s Confidentiality, Assignment of Inventions and Non-Competition Agreement.

Termination for Any Reason. Upon the termination of Dr. Hava for any reason, Dr. Hava will receive all earned but unpaid salary and any unpaid expense reimbursement accrued through the date of termination (the “Hava Accrued Obligations”).

Termination by the Company Without Cause or by Executive for Good Reason. If Dr. Hava’s employment is terminated (i) by the Company without cause or (ii) by Dr. Hava for good reason, then the Company must pay Dr. Hava (i) the Hava Accrued Obligations earned through the date of termination, (ii) nine (9) months of continued salary at Dr. Hava’s base salary at the time of his termination, (iii) a payment of fifty percent (50%) of a pro rata portion of the bonus for the year in which the termination occurs, based on year-to-date performance as determined by the Company’s board of directors, or a committee thereof, in its sole discretion, and (iv) an amount equal to Dr. Hava’s health insurance premium, paid directly or as a reimbursement to Dr. Hava, for up to a maximum of nine (9) months. Payments described under clauses (i) – (iv) above are referred to herein as the “Hava Severance.” All unvested equity awards held by Dr. Hava that would have vested during the twelve (12) month period following the termination date will immediately vest in full and become exercisable following termination and any forfeiture restrictions will immediately lapse. The Hava Severance and acceleration of any unvested options is expressly conditioned on Dr. Hava executing and delivering to the Company a release of claims.

Potential Payments upon Termination or Change in Control. Under the Hava Employment Agreement, if Dr. Hava’s employment is terminated (i) by the Company without cause or (ii) by Dr. Hava for good reason within twelve (12) months following a change in control, and Dr. Hava executes and delivers to the Company a release of claims, then Dr. Hava shall receive (i) the Hava Accrued Obligations earned through the date of termination, (ii) a lump-sum payment comprised of (a) an amount equal to nine (9) months of Dr. Hava’s base salary at the time of his termination and (b) a pro rata portion of the target bonus for the year in which the termination occurs and (iii) an amount equal to Dr. Hava’s health insurance premium, paid directly or as a reimbursement to Dr. Hava, for up to a maximum of nine (9) months. All unvested equity awards will immediately vest in full and become exercisable following termination and any forfeiture restrictions will immediately lapse.

The description of the Legacy Employment Agreements set forth in the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2015 is incorporated by reference herein. The foregoing description of the Legacy Employment Agreements and the Executive Employment Agreements does not purport to be complete and is qualified entirely by reference to the full text of the Legacy Employment Agreements, which are filed as Exhibits 10.4.1 and 10.4.2, respectively, to the Company’s Registration Statement on Form S-4 (File No. 333-203417) filed with the SEC on April 15, 2015, and the full text of the Executive Employment Agreements, which are attached hereto as Exhibits 10.4 and 10.5, respectively, and in each case are incorporated by reference herein.

Amendment and Restatement Benefit Plan and Assumption of Stock Options and Warrants

Pursuant to the Merger Agreement, immediately prior the effective time of the Merger, the Company adopted the Ruthigen, Inc. Amended and Restated 2013 Employee, Director and Consultant Equity Incentive Plan, and immediately following the effective time of the Merger, renamed the plan the Pulmatrix, Inc. 2013 Employee, Director and Consultant Equity Incentive Plan (the “2013 Plan”). The 2013 Plan was amended and restated to, among other things, (i) increase the number of shares of Company Common Stock authorized thereunder from 1,230,855 pre-Reverse Stock Split shares (492,342 post-Reverse Stock Split shares) to 6,853,319 pre-Reverse Stock Split shares (2,741,327 post-Reverse Stock Split shares), (ii) to comply with the requirements imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, and (iii) to provide an increase in the number of shares of Company Common Stock available for issuance under the 2013 Plan’s “evergreen” provision.

The New 2013 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other awards which may be granted singly, in combination or in tandem, and which may be paid in shares of Company Common Stock. At the effective time of the Merger, an aggregate of 6,853,319 pre-Reverse Stock Split shares (2,741,327 post-Reverse Stock Split shares) of Company Common Stock could be issued under the 2013 Plan, including awards that have already been granted. In addition, the 2013 Plan contains an “evergreen” provision which allows for an annual increase in the number of shares of Company Common Stock available for issuance under the 2013 Plan on the first day of each fiscal year beginning in 2016. The 2013 Plan will terminate on June 12, 2025. No award may be made under the 2013 Plan after its expiration date, but awards made prior thereto may extend beyond that date.

The foregoing description of the 2013 Plan does not purport to be complete and is qualified entirely by reference to the full text of the 2013 Plan, which is attached hereto as Exhibit 10.6 and is incorporated by reference herein.

In addition, under the terms of the Merger Agreement, the Company assumed all of Pulmatrix Operating’s rights and obligations under Pulmatrix Operating’s stock options and warrants that were outstanding immediately prior to the effective time of the Merger, and each such stock option or warrant, to the extent unexercised, was converted into a stock option or warrant representing the right to purchase shares of Company Common Stock on terms substantially the same as those in effect immediately prior to the effective time, except that the number of shares of Company Common Stock issuable and the exercise price per share of such stock options or warrants were adjusted by the Exchange Ratio. Additionally, the number of shares and exercise price per share of Company Common Stock issuable under the assumed Pulmatrix Operating stock options and warrants were further adjusted by the Reverse Stock Split.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Charter and Bylaws Amendments

On June 12, 2015, in connection with the Merger, the Company filed two amendments to the Company’s Amended and Restated Certificate of Incorporation that, or the operative provisions of which, became effective on June 15, 2015. The first of such amendments effected the Reverse Stock Split and the second of such amendments changed the name of the Company to “Pulmatrix, Inc.” (each, a “Charter Amendment” and, together, the “Charter Amendments”).

In addition, at the effective time of the Merger, an amendment to the Company’s amended and restated bylaws (the “Bylaws Amendment”) became effective that made conforming changes to the text of the Company’s Bylaws to reflect the change of the name of the Company to “Pulmatrix, Inc.”

The foregoing description of the Charter Amendments and Bylaws Amendment does not purport to be complete and is qualified entirely by reference to the full text of the Charter Amendments and the Bylaws Amendment, which are attached hereto as Exhibits 3.1, 3.2 and 3.3, respectively, and are incorporated by reference herein.

Change in Fiscal Year

Effective June 15, 2015, the Board approved a change in the Company’s fiscal year end from March 31 to December 31 to correspond with the fiscal year end of Pulmatrix Operating prior to the Merger. The Company plans to report its financial results for the transition period from March 31, 2015 through December 31, 2015 on a transition report on Form 10-KT.

Item 8.01.	Other Events.

In connection with the Merger and the Reverse Stock Split, the Company Common Stock possesses a new CUSIP number (74584P103) and the Company adopted a new specimen stock certificate representing the Company Common Stock. A copy of the specimen stock certificate is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

On June 16, 2015, the Company issued a press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Company will file the financial statements required to be filed by this Item 9.01(a) not later than seventy-one (71) days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Company will file the financial statements required to be filed by this Item 9.01(b) not later than seventy one (71) days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed June 12, 2015.
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed June 12, 2015 and effective June 15, 2015.
3.3	Amendment to Amended and Restated Bylaws, effective June 15, 2015.
4.1	Form of Specimen Stock Certificate.
10.1	Loan and Security Agreement, by and among Pulmatrix Operating Company, Inc. and the lenders identified on Schedule A thereto, dated February 26, 2015.
10.2	Securities Purchase Agreement, by and among Pulmatrix Operating Company, Inc. and the purchasers identified on Schedule A thereto, dated March 13, 2015.
10.3	Form of Warrant.
10.4	Employment Agreement, by and between Pulmatrix, Inc. and Robert W. Clarke, Ph.D., dated June 15, 2015.
10.5	Employment Agreement, by and between Pulmatrix, Inc. and David L. Hava, Ph.D., dated June 15, 2015.
10.6	Pulmatrix, Inc. 2013 Employee, Director and Consultant Equity Incentive Plan.
99.1	Press Release, issued June 16, 2015.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: June 16, 2015	By:	/s/ Robert W. Clarke, Ph.D.
Robert W. Clarke, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed June 12, 2015.
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed June 12, 2015 and effective June 15, 2015.
3.3	Amendment to Amended and Restated Bylaws, effective June 15, 2015.
4.1	Form of Specimen Stock Certificate.
10.1	Loan and Security Agreement, by and among Pulmatrix Operating Company, Inc. and the lenders identified on Schedule A thereto, dated February 26, 2015.
10.2	Securities Purchase Agreement, by and among Pulmatrix Operating Company, Inc. and the purchasers identified on Schedule A thereto, dated March 13, 2015.
10.3	Form of Warrant.
10.4	Employment Agreement, by and between Pulmatrix, Inc. and Robert W. Clarke, Ph.D., dated June 15, 2015.
10.5	Employment Agreement, by and between Pulmatrix, Inc. and David L. Hava, Ph.D., dated June 15, 2015.
10.6	Pulmatrix, Inc. 2013 Employee, Director and Consultant Equity Incentive Plan.
99.1	Press Release, issued June 16, 2015.